Exhibit 10.3

April 12, 2005

TO THE ADMINISTRATIVE AGENT AND THE LENDERS DESCRIBED BELOW:

Re:     Team, Inc.

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of August 11, 2004, among Team, Inc. (“Borrower”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto (as amended through the date hereof and as further amended, extended, renewed, or restated from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

Pursuant to Section 2.15 of the Credit Agreement, Borrower desires to increase the Aggregate Revolving Commitments from the current maximum amount of $50,000,000 to a maximum amount of $55,000,000 (the “Proposed Increase”). Section 2.15(a) of the Credit Agreement provides that Borrower may not request the Proposed Increase until after May 31, 2005. Borrower hereby requests that the Lenders waive such requirement and permit Borrower to request the Proposed Increase on the date hereof (the “Requested Waiver”).

Pursuant to Section 10.01 of the Credit Agreement, the Requested Waiver is permitted only if the Required Lenders shall agree to such waiver. By executing in the space provided below, you hereby agree to the Requested Waiver and to the following amendment to the Credit Agreement:

Section 7.14(b) is hereby entirely amended to read as follows:

(b) Leverage Ratio. Permit the Leverage Ratio as of the end of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarters Ending	Maximum Leverage Ratio
Closing Date through February 28, 2005	3.25 to 1.00

May 31, 2005	3.50 to 1.00

August 31, 2005	3.25 to 1.00

November 30, 2005	3.00 to 1.00

Each Fiscal Quarter thereafter	2.75 to 1.00

The agreement of the undersigned Lenders shall not be and shall not be deemed to be an agreement to increase any such Lender’s Revolving Commitment.

Upon Required Lender approval of the Requested Waiver, this letter shall serve as notice to the Administrative Agent and the Lenders under Section 2.15(a) of the Credit Agreement that Borrower is requesting the Proposed Increase, and Borrower hereby requests that each Lender respond to the request for the Proposed Increase by no later than 5:00 p.m., Friday, April 15, 2005. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

Borrower hereby requests Required Lender approval of the Requested Waiver and the amendment to the Credit Agreement set forth above by no later than 5:00 p.m., Wednesday, April 13, 2005. Notwithstanding the foregoing, in consideration for the waiver and amendment contemplated hereby, Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Lender which executes and delivers this letter agreement to Administrative Agent by no later than 5:00 p.m., Friday, April 15, 2005, an amendment fee (the “Amendment Fee”), earned and due and payable as of Monday, April 18, 2005, which fee shall be equal to the product of (a) 0.10% multiplied by (b) an amount equal to such Lender’s portion of the Aggregate Revolving Commitment after giving effect to the Proposed Increase.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Please make 5 copies of your signature page, sign all copies, send one signed page via fax to Doug Wingo at (214) 745-5390, and send all original signature pages to Doug via priority overnight courier.

Very truly yours, TEAM, INC.

By:	/s/ Ted W. Owen
Name:	Ted W. Owen
Title:	Senior Vice President—Chief Financial Officer

AGREED TO this 13th day of April, 2005.

BANK OF AMERICA, N.A., as Administrative Agent		COMERICA BANK

By:	/s/ Suzanne M. Paul	By:	/s/ Kirby Sanford
	Suzanne M. Paul	Name:	Kirby Sanford
	Vice President	Title:	Vice President—Texas Division

BANK OF AMERICA, N.A., as Swing Line Lender, L/C Issuer and a Lender		COMPASS BANK

By:	/s/ Gary L. Mingle	By:	/s/ Tom Brosig
	Gary L. Mingle	Name:	Tom Brosig
	Senior Vice President	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank)		GUARANTY BANK

By:	/s/ Brad Hughes	By:	/s/ Scott Brewer
Name:	Brad Hughes	Name:	Scott Brewer
Title:	Vice President	Title:	Managing Director

AMEGY BANK, N.A. (Formerly known as Southwest Bank of Texas, N.A.)

By:	/s/ Laif Afseth
Name:	Laif Afseth
Title:	Senior Vice President